Exhibit 10.1

SUBORDINATED NOTE PURCHASE AGREEMENT

This SUBORDINATED NOTE PURCHASE AGREEMENT (this “Agreement”) is dated as of March 30, 2021, and is made by and among ACNB Corporation (“Company”), and each of the noteholders named on Schedule I hereto (each a “Noteholder” and together, the “Noteholders”). Capitalized terms that are not otherwise defined shall have the meanings set forth in Section 1 hereof.

RECITALS:

WHEREAS, Company is a Pennsylvania corporation and the parent company of ACNB Bank (the “Bank”), a Pennsylvania chartered bank and trust company;

WHEREAS, Company wishes to sell unsecured subordinated notes up to $15,000,000.00 in aggregate principal amount in substantially the form attached to this Agreement as Exhibit A (individually, a “Subordinated Note” and collectively, the “Subordinated Notes”), which aggregate amount is intended to qualify as Tier 2 Capital;

WHEREAS, Company has engaged Boenning & Scattergood, Inc., as its exclusive placement agent ("Placement Agent") for the offering of the Subordinated Notes;

WHEREAS, each of the Purchasers is an institutional “accredited investor,” as such term is defined in Rule 501(a)(1)-(3), (7) or (9) of Regulation D (“Regulation D”) under the Securities Act of 1933, as amended (the “Securities Act”), or a “qualified institutional buyer” as such term is defined in Rule 144A under the Securities Act;

WHEREAS, Company and each Noteholder is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act, and Rule 506(b) of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act; and

WHEREAS, each Noteholder, severally and not jointly, wishes to purchase from Company a Subordinated Note in the principal amount set forth next to its name in Schedule I attached hereto (the “Subordinated Note Amount”) in accordance with the terms, subject to the conditions and in reliance on, the recitals, representations, warranties, covenants and agreements set forth herein and in the Subordinated Notes.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained and other good and valuable consideration, the sufficiency and receipt which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT:

1.            DEFINITIONS.

1.1. Defined Terms. The following capitalized terms generally used in this Agreement and in the Subordinated Notes have the meanings herein defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement may be defined in such sections.

“Affiliate(s)” means, with respect to any Person, such Person’s immediate family members, partners, members or parent and subsidiary corporations, and any other Person directly or indirectly controlling, controlled by, or under common control with such Person and their respective Affiliates.

“Agreement” has the meaning set forth in the preamble hereto.

“Anti-Money Laundering Laws” has the meaning set forth in Section 4.6.7.

“Bank” has the meaning set forth in the Recitals.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in the Commonwealth of Pennsylvania are permitted or required by any applicable law or executive order to close.

“Closing” has the meaning set forth in Section 2.4.

“Closing Date” means March 30, 2021.

“Company” has the meaning set forth in the preamble hereto and shall include any successor to Company by merger or otherwise.

“Company’s Liabilities” means Company’s obligations under this Agreement and the Subordinated Notes.

“Company’s Reports” means (i) the audited consolidated financial statements of the Company for the year ended December 31, 2020, (ii) the Company’s Parent Only Financial Statements for Small Holding Companies (FR Y-SP) as of and for the twelve month period ended December 31, 2020 filed with the Federal Reserve, (iii) the Bank’s consolidated reports of condition and income filed (or call report) with the FDIC as of and for the period ended December 31, 2020 and (iv) such other reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) that have been filed or furnished by the Company with the SEC under the Securities Act, Exchange Act or regulations thereunder as of the Closing Date.

“Condition or Release” means any presence, use, storage, transportation, discharge, disposal, or release of any Hazardous Materials.

“Disbursement” has the meaning set forth in Section 3.1.

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“Economic Sanctions” has the meaning set forth in Section 4.6.8.3.

“Equity Interest” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person which is not a corporation and any and all warrants, options or other rights to purchase any of the foregoing.

“Event of Default” has the meaning set forth in the Subordinated Notes.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Reserve” means the Board of Governors of the Federal Reserve System.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America.

“Governmental Agency(ies)” means, individually or collectively, any federal, state, county or local governmental department, commission, board, regulatory authority or agency with jurisdiction over Company or the Bank.

“Governmental Licenses” has the meaning set forth in Section 4.3.

“Government Lists” has the meaning set forth in Section 4.6.8.1.

“Hazardous Materials” means oil, flammable explosives, asbestos, urea formaldehyde insulation, polychlorinated biphenyls, radioactive materials, hazardous wastes, and toxic or hazardous substances, including, without limitation, any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials” or “toxic substances” under the Hazardous Materials Laws.

“Hazardous Materials Laws” mean any laws, regulations, permits or licenses pertaining to the protection, preservation, conservation or regulation of the environment which relates to real property, including without limitation: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and all comparable state laws, orders and regulations.

“Indebtedness” means and includes: (i) all items arising from the borrowing of money that, according to GAAP as in effect from time to time, would be included in determining total liabilities as shown on the consolidated balance sheet of Company or any Subsidiary of Company; and (ii) all obligations secured by any lien on Property owned by Company whether or not such obligations shall have been assumed; provided, however, Indebtedness shall not include deposits or other indebtedness created, incurred or maintained in the ordinary course of business of Company or any Subsidiary of Company (including, without limitation, federal funds purchased, advances from any Federal Home Loan Bank, secured deposits of municipalities, letters of credit issued by Company and repurchase arrangements) and consistent with customary banking practices and applicable laws and regulations.

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“Leases” means all leases, licenses or other documents providing for the use or occupancy of any portion of any Property, including all amendments, extensions, renewals, supplements, modifications, sublets and assignments thereof and all separate letters or separate agreements relating thereto.

“Material Adverse Effect” means, with respect to any Person, any change or effect that (i) is or would be reasonably expected to be material and adverse to the financial position, results of operations, or business of such Person, or (ii) would materially impair the ability of any Person to perform its respective obligations under this Agreement or the Subordinated Notes, or otherwise materially impede the consummation of the transactions contemplated hereby; provided, however, that “Material Adverse Effect” shall not be deemed to include the impact of (1) changes in banking and similar laws, rules or regulations of general applicability or interpretations thereof by Governmental Agencies, (2) changes in GAAP or regulatory accounting requirements applicable to financial institutions and their holding companies generally, (3) changes after the date of this Agreement in general economic, employment or capital market conditions in the United States, including interest rates, economic or capital market conditions affecting insured depository institutions and their respective holding companies or the market prices for their issued and outstanding securities generally and not specifically related to Company or the Noteholders, (4) changes in national or international political or social conditions including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, declarations of any national or global epidemic, pandemic or disease outbreak (including the COVID-19 virus), including all measures taken to protect the health, safety and welfare of the general population of the United States or any state or territory of the United States or political subdivision thereof, the effects of any declaration of a state of civil emergency by the government of the United States or of any state or territory of the United States or political subdivision thereof, or the material worsening of such conditions threatened or existing as of the date of this Agreement, (5) direct effects of compliance with this Agreement on the operating performance of Company or Noteholders, including expenses incurred by Company or the Noteholders in consummating the transactions contemplated by this Agreement, and (6) the effects of any action or omission taken by Company with the prior written consent of the Noteholders, and vice versa, or as otherwise contemplated by this Agreement and the Subordinated Notes.

“Maturity Date” means March 31, 2031.

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“Noteholder” or “Noteholders” has the meaning set forth in the preamble hereto.

“OFAC” has the meaning set forth in Section 4.6.8.1.

“Person” means an individual, a corporation (whether or not for profit), a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization, a government or any department or agency thereof (including a Governmental Agency) or any other entity or organization.

"Placement Agent" has the meaning set forth in the Recitals.

“Property” means any real property owned or leased by Company or any Subsidiary of the Company.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” has the meaning set forth in the Recitals.

“Subordinated Note” or “Subordinated Notes” has the meaning set forth in the Recitals, as amended, restated, supplemented or modified from time to time, and each Subordinated Note delivered in substitution or exchange for such Subordinated Note.

“Subordinated Note Amount” has the meaning set forth in the Recitals.

“Subsidiary” means with respect to any Person, any corporation or entity in which a majority of the outstanding Equity Interest is directly or indirectly owned by such Person.

“Tax” and “Taxes” mean all federal, state, local or foreign income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, custom duties, unemployment or other taxes of any kind whatsoever, together with any interest, additions or penalties thereto and any interest in respect of such interest and penalties.

“Tax Returns” means any return, declaration or other report (including elections, declarations, schedules, estimates and information returns) with respect to any Taxes.

“Tier 2 Capital” has the meaning given to the term “Tier 2 capital” in 12 C.F.R. Part 217, as amended, modified and supplemented and in effect from time to time or any replacement thereof, without giving effect to the applicability to the Company of the Small Bank Holding Company and Savings and Loan Holding Company Policy Statement, as set forth at 12 C.F.R. Part 225, Appendix C, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

“USA PATRIOT Act” has the meaning set forth in Section 4.6.7.

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1.2. Interpretation; Construction. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words “hereof,” “herein” and “hereunder” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “including” when used in this Agreement without the phrase “without limitation,” shall mean “including, without limitation.” All references to time of day herein are references to Eastern Time unless otherwise specifically provided. All references to the Agreement and Subordinated Notes shall be deemed to be to such documents as amended, modified, supplemented or restated from time to time. With respect to any reference in this Agreement to any defined term, (a) if such defined term refers to a Person, then it shall also mean all heirs, legal representatives and permitted successors and assigns of such Person, and (b) if such defined term refers to a document, instrument or agreement, then it shall also include any replacement, extension, supplement or other modification thereof. No rule of construction against the draftsperson of the Agreement shall be applied in connection with the interpretation and enforcement of the Agreement.

1.3. Exhibits Incorporated. All Exhibits attached are hereby incorporated into this Agreement.

2.            SUBORDINATED DEBT.

2.1. General Matters.

2.1.1. Certain Terms. Subject to the terms and conditions herein contained, Company agrees to issue and sell to the Noteholders, and the Noteholders agree, severally and not jointly, to purchase from Company, a Subordinated Note in an amount equal to the Subordinated Note Amount on the Closing Date in accordance with the terms of, and subject to the conditions and provisions set forth in, this Agreement and the Subordinated Notes. The Subordinated Note Amount shall be disbursed in accordance with Section 3.1. The Subordinated Notes shall bear interest per annum as set forth in the Subordinated Notes. The unpaid principal balance of the Subordinated Notes plus all accrued but unpaid interest thereon shall be due and payable on the Maturity Date, or such earlier date on which such amount shall become due and payable on account of (i) acceleration by the Noteholders in accordance with the terms of the Subordinated Notes or (ii) Company’s delivery of a notice of redemption or repayment in accordance with the terms of the Subordinated Notes.

2.1.2. Subordination. The Subordinated Notes shall be subordinated in accordance with the subordination provisions set forth therein.

2.1.3. No Trust Indenture. The Subordinated Notes will not be issued pursuant to, or be the subject of, a trust indenture.

2.1.4. No Credit Rating. The Subordinated Notes will not be rated by a nationally recognized statistical rating organization.

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2.1.5. No Convertibility.      The Subordinated Notes are not convertible into or exchangeable for any Equity Interests, other securities or assets of the Company or a Company Subsidiary.

2.2. Maturity Date. On the Maturity Date, all sums due and owing under this Agreement and the Subordinated Notes shall be repaid in full. Company acknowledges and agrees that each Noteholder has not made any commitments, either express or implied, to extend the terms of the Subordinated Notes past their Maturity Date, and shall not extend such terms beyond the Maturity Date unless Company and the Noteholders hereafter specifically otherwise agree in writing in their sole and absolute discretion.

2.3. Unsecured Obligations. The obligations of Company to the Noteholders under the Subordinated Notes shall be unsecured.

2.4. The Closing. The execution and delivery of this Agreement and Subordinated Notes (the “Closing”) shall occur at the offices of Company at 10:00 a.m. Eastern Time on the Closing Date, or at such other place or time or on such other date as the parties hereto may agree.

2.5. Payments.

2.5.1. Company agrees that matters concerning prepayments, payments and application of payments shall be as set forth in this Agreement and in the Subordinated Notes.

2.5.2. Company, with prior written notice to the Noteholders, shall have the right to appoint a payment agent in order to make any payments due pursuant to this Agreement and the Subordinated Notes.

2.6. Right of Offset. Noteholders hereby expressly waive any right of offset they may have against Company.

2.7. Right to Repurchase. Subject to any required federal and state regulatory approvals and the terms and conditions of the Subordinated Notes, the Company has the right to purchase any of the issued and outstanding Subordinated Notes at any time in the open market, private transactions or otherwise and, in its discretion, may hold, resell or cancel any of the purchased Subordinated Notes, provided that such Subordinated Notes held by the Company will not qualify as Tier 2 Capital.

3.            DISBURSEMENT AND CONDITIONS TO COMPANY’S OBLIGATIONS.

3.1. Disbursement. On the Closing Date, assuming all of the terms and conditions set forth in Section 3.2 have been satisfied by Company or waived by the applicable Noteholder and Company has executed and delivered or caused to be executed and delivered to each Noteholder this Agreement and a Subordinated Note and any other related documents, certificates and opinions, each in form and substance reasonably satisfactory to the Noteholders, each Noteholder shall disburse in immediately available funds the Subordinated Note Amount to Company in exchange for a Subordinated Note (the “Disbursement”). The Company will deliver to the respective Noteholder one or more Subordinated Notes in definitive form (or provide evidence of the same with the original to be delivered by the Company by overnight delivery on the next Business Day in accordance with the delivery instructions of the Noteholder), registered in such names and denominations as such Noteholders may request.

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3.2. Conditions Precedent to Disbursement. The obligation of each Noteholder to consummate the purchase of the Subordinated Notes to be purchased by them at Closing and to effect Disbursement is subject to the fulfillment of, or delivery by, or at the direction of the Company to such Noteholder, on or prior to the Closing Date of each of the following (or written waiver of such delivery by such Noteholder prior to the Closing):

3.2.1. Transaction Documents. This Agreement and a Subordinated Note, each duly authorized and executed by the Company.

3.2.2. Authority Documents. The Company may meet its obligation of delivery of the following documents to the Noteholders by delivery to the Placement Agent on behalf of the Noteholders.

(a)	A copy, certified by the Secretary or Assistant Secretary of the Company, of the Articles of Incorporation of the Company and all amendments thereto which are true, complete and correct copies of such documents as in effect as of the Closing Date;

(b)	A certificate of good standing of the Company issued by the Secretary of the Commonwealth of the Commonwealth of Pennsylvania;

(c)	A certificate of subsistence of the Bank issued by the Department of Banking and Securities of the Commonwealth of Pennsylvania;

(d)	A copy, certified by the Secretary or Assistant Secretary of the Company, of the Bylaws of the Company and all amendments thereto as in effect as of the Closing Date;

(e)	A copy, certified by the Secretary or Assistant Secretary of the Company, of the resolutions of the Board of Directors of the Company, and any committee thereof, authorizing the execution, delivery and performance of the Agreement and the Subordinated Notes;

(f)	An incumbency certificate of the Secretary or Assistant Secretary of the Company certifying the names of the officer or officers of the Company authorized to sign this Agreement, the Subordinated Notes and the other documents provided for in this Agreement, together with a sample of the true signature of each such officer;

(g)	The opinion of Bybel Rutledge LLP, special counsel to the Company, dated as of the Closing Date, substantially in the form set forth at Exhibit B attached hereto addressed to the Noteholders and the Placement Agent; and

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(h)	A confirmation of registered status of the Company issued by the Federal Reserve Bank of Philadelphia.

3.3. Other Documents. The Company shall provide such other certificates, affidavits, schedules, resolutions, opinions, notes and/or other documents as the Noteholders may reasonably request.

3.4. Conditions to the Company’s Obligation. The obligation of the Company to consummate the Closing with respect to a given Noteholder is subject to the satisfaction or waiver by the Company of the following conditions at or prior to Closing:

3.4.1. Since the date of this Agreement, there has not been any action taken, or any law, rule or regulation enacted, entered, enforced or deemed applicable to the Company or the Bank or the transactions contemplated by this Agreement by an Governmental Agency which imposes any restriction or condition that the Company determines, in its reasonable good faith judgment, is materially and unreasonably burdensome on the Company’s business or would materially reduce the economic benefits of the transactions contemplated by this Agreement to the Company to such a degree that the Company would not have entered into this Agreement had such condition or restriction been know to it on the date hereof.

3.4.2. With respect to the Noteholder, such Noteholder shall have delivered to the Company a duly authorized and executed signature page to this Agreement.

3.4.3. The representations and warranties made by the Noteholders in Section 6 hereof shall have been true and correct as of the date of this Agreement, and shall be true and correct on the Closing Date, except where the failure to be so true and correct (without regard to any materiality qualifications contained therein) would not reasonably be expected to materially adversely affect the ability of the Noteholder to perform the Noteholder’s obligations hereunder (and except that representations and warranties made as of specified date need only be so true and correct as of such date).

3.4.4. All covenants and agreements contained in this Agreement to be performed by that Noteholder on or prior to the Closing Date shall have been performed or complied with in all material respects.

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4.            REPRESENTATIONS AND WARRANTIES OF COMPANY.

Company hereby represents and warrants to the Noteholders as follows:

4.1. Organization and Authority.

4.1.1.      Organization Matters.

4.1.1.1.        Company is presently subsisting as a corporation in good standing under the laws of the Commonwealth of Pennsylvania and is duly registered under the Bank Holding Company Act of 1956, as amended. Company has full corporate power and authority to carry on its business as now conducted. Company is duly licensed or qualified to do business in the States of the United States and foreign jurisdictions where its ownership or leasing of Property or the conduct of its business requires such qualification, except where the failure to so qualify would not reasonably be expected to result in a Material Adverse Effect.

4.1.1.2           The Bank is a Pennsylvania chartered bank and trust company. The deposit accounts of the Bank are insured by the FDIC to the fullest extent permitted by law. Neither Company nor the Bank has received any notice or other information indicating that the Bank is not an “insured depository institution” as defined in 12 U.S.C. Section 1813, nor has any event occurred which could reasonably be expected to adversely affect the status of the Bank as an FDIC-insured institution.

4.1.1.2         Subsidiaries. Each Subsidiary of Company is validly existing and in good standing under the laws of its jurisdiction of organization, and each Subsidiary has all requisite power and authority, corporate or otherwise, and possesses all material licenses necessary, to conduct its business and own its properties as presently conducted.

4.1.13            Capital Stock and Related Matters. All of the outstanding capital stock of Company has been duly authorized and validly issued and is fully paid and non-assessable. There are, as of the date hereof, no outstanding options, rights, warrants or other agreements or instruments obligating Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Company or obligating Company to grant, extend or enter into any such agreement or commitment to any Person other than Company, except pursuant to employment arrangements, agreements or understandings, or Company’s equity incentive plans (including any dividend reinvestment and stock purchase plan) adopted by Company’s Board of Directors.

4.2. No Impediment to Transactions.

4.2.1.     Transaction is Legal and Authorized. The issuance of the Subordinated Notes, the borrowing of the Subordinated Note Amounts, the execution of this Agreement and the Subordinated Notes, and the performance by Company of its obligations under this Agreement and the Subordinated Notes are within the corporate and other powers of Company. This Agreement and the Subordinated Notes have been duly authorized, executed and delivered, and, assuming due authorization, execution and delivery by the other parties thereto, are the legal, valid and binding obligations of Company, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in law or in equity).

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4.2.2.      No Defaults or Restrictions. Neither the execution and delivery of this Agreement or the Subordinated Notes nor compliance with their terms and conditions will (a) violate, conflict with or result in a breach of, or constitute a default under: (i) the Articles of Incorporation or the Bylaws of Company or any Subsidiary of Company, in each case, as amended; (ii) any of the terms, obligations, covenants, conditions or provisions of any corporate restriction or of any contract, agreement, indenture, mortgage, deed of trust, pledge, bank loan or credit agreement, or any other agreement or instrument to which Company or any Subsidiary of Company is now a party or by which any of them or any of their properties may be bound or affected; (iii) any judgment, order, writ, injunction, decree or demand of any court, arbitrator, grand jury, or Governmental Agency; or (iv) any statute, rule or regulation applicable to Company, except, in the case of items (ii), (iii) or (iv), for such violations and conflicts that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on Company, or (b) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or asset of Company or any Subsidiary of Company. None of Company or any Subsidiary of Company is in default in the performance, observance or fulfillment of any of the terms, obligations, covenants, conditions or provisions contained in any indenture or other agreement creating, evidencing or securing Indebtedness of any kind or pursuant to which any such Indebtedness is issued, or other agreement or instrument to which Company or any Subsidiary of Company is a party or by which Company or any such Subsidiary of Company or their respective properties may be bound or affected, except, in each case, only such defaults that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on Company.

4.2.3.      Governmental Consent. Other than those required under the securities or blue sky laws of the various states, no governmental orders, permissions, consents, approvals or authorizations are required to be obtained by Company that have not been obtained, and no registrations or declarations are required to be filed by Company that have not been filed in connection with, or, contemplation of the execution and delivery of, and performance under, this Agreement and the Subordinated Notes.

4.2.4.      Exemption from Registration.   Neither Company, nor any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Subordinated Notes.  Assuming the accuracy of the representations and warranties of each Noteholder set forth in this Agreement, the Subordinated Notes will be issued in a transaction exempt from the registration requirements of the Securities Act.

None of the Company, any predecessor of the Company, any of its directors, executive officers, other officers participating in the Offering, or beneficial owners (as that term is defined in Rule 13d-3 under the Exchange Act) of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity (each, a “Company Covered Person” and, together, “Company Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has exercised reasonable care to determine whether any Company Covered Person is subject to a Disqualification Event. The Company has complied and agrees to comply, to the extent applicable, with its disclosure obligations under Rule 506(e) of the Securities Act.

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4.3. Possession of Licenses and Permits. Company and each of its Subsidiaries possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Agencies necessary to conduct the business now operated by it, except where the failure to possess such Governmental Licenses would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company; each of Company and its Subsidiaries is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply, singularly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to have a Material Adverse Effect on Company; and neither Company nor any Subsidiary of Company has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

4.4. Financial Condition.

4.4.1.       Company Financial Statements. The consolidated financial statements of Company included in Company’s Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of Company; (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in stockholders’ equity and consolidated financial position of Company, for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount); (iii) complied as to form, as of their respective dates of filing in all material respects with applicable accounting and banking requirements as applicable, with respect thereto; and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto and Regulation S-X promulgated under the Securities Act. The books and records of Company have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. Company does not have any material liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of Company contained in Company’s Reports for Company’s most recently completed quarterly or annual fiscal period, as applicable, and for liabilities incurred in the ordinary course of business consistent with past practice or in connection with this Agreement and the transactions contemplated hereby.

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4.4.2.      Absence of Default. Since the date of the latest audited financial statements included in Company’s Reports, no event has occurred that either of itself or with the lapse of time or the giving of notice or both, would give any creditor of Company the right to accelerate the maturity of any material Indebtedness of Company. Company is not in default under any other lease, agreement or instrument, or any law, rule, regulation, order, writ, injunction, decree, determination or award, non-compliance with which could reasonably be expected to result in a Material Adverse Effect on Company.

4.4.3.      Solvency. After giving effect to the consummation of the transactions contemplated by this Agreement, Company has capital sufficient to carry on its business and transactions and is solvent and able to pay its debts as they mature. No transfer of property is being made and no indebtedness is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Company or any Subsidiary of Company.

4.5. No Material Adverse Change. Since the date of the latest audited financial statements included in Company’s Reports, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect on Company or any Subsidiary of Company.

4.6. Legal Matters.

4.6.1.       Compliance with Law. Company and each of its Subsidiaries (i) have complied with and (ii) to Company’s knowledge, are not under investigation with respect to, and have not been threatened to be charged with or given any notice of any material violation of any applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government, or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties, except where any such failure to comply or violation would not reasonably be expected to have a Material Adverse Effect on Company or any such Subsidiary.

4.6.2.      Regulatory Enforcement Actions. None of Company, any Subsidiary of Company, or any of their respective officers or directors is now operating under any restrictions, agreements, memoranda, or commitments (other than restrictions of general application) imposed by any Governmental Agency, nor are, to Company’s knowledge, (a) any such restrictions threatened or (b) any agreements, memoranda or commitments being sought by any Governmental Agency.

4.6.3.     Pending Litigation. There are no material actions, suits, proceedings or written agreements pending, or, to Company’s knowledge, threatened or proposed, against Company or any Subsidiary of Company at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, or other administrative agency, domestic or foreign, that, either separately or in the aggregate, would reasonably be expected to affect the issuance of, or payment on, the Subordinated Notes; and none of Company or any Subsidiary of Company is a party to or named as subject to the provisions of any order, writ, injunction, or decree of, or any written agreement with, any court, commission, board or agency, domestic or foreign, that either separately or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Company.

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4.6.4.      Environmental. Except as would not, singularly or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Company: (i) no Property is or, to Company’s knowledge, has been a site for the use, generation, manufacture, storage, treatment, release, discharge, disposal or transportation of any Hazardous Materials, and neither Company nor any Subsidiary of Company has engaged in such activities; (ii) each Property, and Company and each such Subsidiary, are in compliance with all Hazardous Materials Laws; and (iii) there are no claims or actions pending or, to Company’s knowledge, threatened against Company or any Company Subsidiary or any Property by any Governmental Agency or by any other Person relating to any Hazardous Materials or pursuant to any Hazardous Materials Law.

4.6.5.      Brokerage Commissions. Neither Company nor any Subsidiary of Company is obligated to pay any brokerage commission or finder’s fee to any Person in connection with the transactions contemplated by this Agreement except to the Placement Agent.

4.6.6.      Intentionally omitted.

4.6.7.      Anti-Money Laundering. Company and its Subsidiaries are in compliance in all material respects with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, including as amended by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “USA PATRIOT Act”) and the rules and regulations thereunder and any other applicable anti-money laundering statute, rule, or regulation (the “Anti-Money Laundering Laws”). Company and its Subsidiaries have established compliance programs to ensure compliance with the requirements of the Anti-Money Laundering Laws. There is no charge, investigation, action, suit or proceeding before any court, regulatory authority or governmental agency or body pending or, to the best knowledge of Company and its Subsidiaries, threatened regarding the compliance by Company and its Subsidiaries with any applicable Anti-Money Laundering Laws, rule or regulation.

4.6.8.       Compliance with Economic Sanctions.

4.6.8.1.         Neither the Company nor any of its Subsidiaries is acting or has acted at any time, directly or indirectly, on behalf of any persons or entities whose name appears on the Annex to the Executive Order No. 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) or are included on any relevant lists maintained by the Office of Foreign Assets Control (“OFAC”) of U.S. Department of Treasury, including the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, and the Sectoral Sanctions Identifications List, and any similar list maintained by the U.S. Department of State, or other U.S. government agencies, all as may be amended from time to time (such lists, collectively, the “Government Lists”).

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4.6.8.2.          Neither the Company nor any of its Subsidiaries engages, or has engaged, in business activities or transactions with or for the benefit of any persons or countries subject to any sanctions administered by OFAC, including any persons in Cuba, Iran, Sudan, Syria or North Korea, or any person on any relevant lists maintained by OFAC, the U.S. Department of State or other U.S. government agencies, including the Government Lists.

4.6.8.3.         The operations of the Company and its Subsidiaries are not in contravention of, and since January 1, 2016 have not violated, any applicable economic sanctions laws and any executive order or regulations issued pursuant to any such laws (collectively, “Economic Sanctions”). No proceeding before any government authority involving the Company or its Subsidiaries with respect to Economic Sanctions is pending or, to the Company’s knowledge, is threatened, nor have there been any such proceedings within the past five years.

4.6.9.    Taxes. Company and its Subsidiaries have filed all Tax Returns that they were required to file under applicable laws and regulations, other than Tax Returns that are not yet due or for which a request for extension was filed. All such Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable laws and regulations. All Taxes due and owing by and Company and its Subsidiaries (whether or not shown on any Tax Return) have been paid other than Taxes that have been reserved or accrued on the balance sheet of Company and which Company is contesting in good faith.

4.6.10.    Title to Property. Company and its Subsidiaries have good and sufficient title to their respective Property except for assets sold, collected or otherwise disposed of in the ordinary course of Company’s business. All material Leases are valid and subsisting and are in full force and effect in all material respects.

4.6.11.    Use of Proceeds. At the discretion of the Board of Directors of the Company, the Company may use the proceeds from the sale of the Subordinated Notes to retire outstanding debt of the Company, repurchase issued and outstanding shares of common stock of the Company, support general corporate purposes, underwrite growth opportunities, create an interest reserve for the Subordinated Notes and downstream proceeds to the Bank to continue to meet regulatory capital requirements, increase the regulatory lending ability of the Bank and support the Bank’s organic growth initiatives. The use of such proceeds does not and will not violate Section 7 of the Exchange Act or any regulations issued pursuant thereto.

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4.7. Company Status.

4.7.1.      Investment Company Act. Company is not an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

4.7.2.      Foreign Qualifications. Each of Company and the Subsidiaries of Company is duly qualified as a foreign corporation to transact business and each is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of Property or the conduct of business, except where the failure to so qualify or be in good standing would not reasonably be expected to result in any Material Adverse Effect on Company and the other Subsidiaries of Company, considered as one enterprise.

4.8. Reporting Compliance. Company is subject to, and is in compliance in all material respects with, the reporting requirements of Section 13 and Section 15(d), as applicable, of the Exchange Act. Company’s Reports at the time they were or hereafter are filed with the SEC, complied and will comply in all material respects with the requirements of the Exchange Act and did not and do not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were or are made, not misleading.

4.9. Internal Control Over Financial Reporting. Company and its Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of Company’s most recent audited fiscal year, (y) Company has no knowledge of (i) any material weakness in Company’s internal control over financial reporting (whether or not remediated) or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Company’s internal controls and (z) there has been no change in Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, Company’s internal control over financial reporting.

4.10. Disclosure Controls and Procedures. Company and its Subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 of the Exchange Act), that (i) are designed to ensure that information required to be disclosed by Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and that material information relating to Company and its Subsidiaries is made known to Company’s principal executive officer and principal financial officer by others within Company and its Subsidiaries to allow timely decisions regarding disclosure, and (ii) are effective in all material respects to perform the functions for which they were established. As of the date hereof, Company has no knowledge that would reasonably cause it to believe that the evaluation to be conducted of the effectiveness of Company’s disclosure controls and procedures for the most recently ended fiscal quarter period will result in a finding that such disclosure controls and procedures are ineffective for such quarter ended. Based on the evaluation of Company’s and each Subsidiary’s disclosure controls and procedures described above, Company is not aware of (1) any significant deficiency in the design or operation of internal controls which could adversely affect Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (2) any fraud, whether or not material, that involves management or other employees who have a significant role in Company’s internal controls. Since the most recent evaluation of Company’s disclosure controls and procedures described above, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls.

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4.11. Representations and Warranties Generally. All representations, warranties, covenants and agreements made in this Agreement or in any certificate or other document delivered to the Noteholders by or on behalf of Company pursuant to or in connection with this Agreement shall be deemed to have been relied upon by the Noteholders in the purchase of the Subordinated Notes.

5.            GENERAL COVENANTS, CONDITIONS AND AGREEMENTS.

Company hereby further covenants and agrees with each Noteholder as follows, for as long as there remains unperformed any obligations to the Noteholders hereunder or under the Subordinated Notes:

5.1. Compliance with Transaction Documents. Company shall comply with, observe and timely perform each and every one of the covenants, agreements and obligations under this Agreement and the Subordinated Notes.

5.2. Affiliate Transactions. Company shall not itself, nor shall it cause, permit or allow any of its Subsidiaries to enter into any transaction, including, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate of Company except in the ordinary course of business and pursuant to the reasonable requirements of Company’s or such Affiliate’s business and upon terms consistent with applicable laws and regulations and reasonably found by the appropriate board(s) of directors to be fair and reasonable and no less favorable to Company or such Affiliate than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate. Notwithstanding the foregoing, nothing herein shall restrict the Company from providing capital or financial support or serving as a source of strength to the Bank.

5.3. Compliance with Laws.

5.3.1.      Generally. Company shall comply and cause each Subsidiary of Company to comply in all material respects with all applicable statutes, rules, regulations, orders and restrictions in respect of the conduct of their respective businesses and the ownership of their respective Properties, except, in each case, where such noncompliance would not reasonably be expected to have a Material Adverse Effect on Company or such Subsidiary.

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5.3.2.      Regulated Activities. Company shall not itself, nor shall it cause, permit or allow any Subsidiary of Company to engage in any business or activity that, to its knowledge, is not permitted by all applicable laws and regulations.

5.3.3.      Taxes. Company shall, and shall cause each Subsidiary of Company to, promptly pay and discharge all taxes, assessments and other governmental charges imposed upon Company or any such Subsidiary or upon the income, profits, or property of Company or any such Subsidiary and all claims for labor, material or supplies which, if unpaid, might by law become a lien or charge upon the Property of Company or any such Subsidiary. Notwithstanding the foregoing, none of Company or any Subsidiary of Company shall be required to pay any such tax, assessment, charge or claim, so long as the validity thereof shall be contested in good faith by appropriate proceedings, and appropriate reserves therefor shall be maintained on the books of Company and such other Subsidiary.

5.3.4.      Environmental Matters. Except as would not, singularly or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Company or any Subsidiary of Company, Company shall: (i) exercise, and cause each such Subsidiary to exercise, due diligence in order to comply in all material respects with all Hazardous Materials Laws; and (ii) promptly take any and all remedial action required of Company in connection with any Condition or Release or threatened Condition or Release on, under or about any Property in order to comply in all material respects with all applicable Hazardous Materials Laws; provided, however, that Company shall not be deemed to be in breach of the foregoing covenant if and to the extent it has not taken such remedial actions due to (x) its diligent pursuit of an available statutory or administrative exemption from compliance with the relevant Hazardous Materials Law from the appropriate Governmental Agency (and no material penalties for non-compliance with the relevant Hazardous Materials Law(s) shall accrue as a result of such non-compliance, without rebate or waiver if such exemption or waiver is granted), or (y) is actively and diligently contesting in good faith any Governmental Agency’s order, determination or decree with respect to the applicability or interpretation of any such relevant Hazardous Materials Law and/or the actions required under such laws or regulations in respect of such Condition or Release. In the event Company or any other Subsidiary of Company undertakes any remedial action with respect to such Hazardous Material on, under or about any Property, Company or such Subsidiary shall conduct and complete such remedial action in compliance in all material respects with all applicable Hazardous Materials Laws and in accordance with the binding and applicable policies, orders and directives of all Governmental Agencies.

5.3.5.      Corporate Existence. Company shall do or cause to be done all things reasonably necessary to maintain, preserve and renew its corporate existence and that of all Subsidiaries of Company and its and their rights and franchises, and comply in all material respects with all related laws applicable to Company or such Subsidiaries; provided, however, that Company may: (i) consummate a merger in which (y) Company is the surviving entity; or (z) if Company is not the surviving entity, the surviving entity assumes, by operation of law or otherwise, all of the obligations of Company under the Subordinated Notes; or (ii) cease the operations and/or discontinue the corporate existence of a Subsidiary, other than the Bank; provided, however, that the cessation of such operations or discontinuance of such corporate existence would not reasonably be expected to be material and adverse to the financial position, results of operations, or business of Company and its other Subsidiaries, taken as a whole.

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5.4. Dividends, Payments, and Guarantees During Event of Default. During the continuance of an Event of Default, Company shall not (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Company’s capital stock, (b) make any payment of principal or interest or premium, if any, on or repay, repurchase or redeem any debt securities of Company that rank equal with or junior to the Subordinated Notes, or (c) make any payments under any guarantee that ranks equal with or junior to the Subordinated Notes, other than (i) any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of Company’s common stock, (ii) any declaration of a noncash dividend in connection with the implementation of a stockholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (iii) as a result of a reclassification of Company’s capital stock or the exchange or conversion of one class or series of Company’s capital stock for another class or series of Company’s capital stock, (iv) the purchase of fractional interests in shares of Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, or (v) purchases of any class of Company’s common stock related to the issuance of common stock or rights under any benefit plans for Company’s directors, officers or employees or any of Company’s dividend reinvestment and stock purchase plans (including, without limitation, any repurchases or acquisitions in connection with the forfeiture of any stock award, cashless or net exercise of any option, or acceptance of common stock in lieu of an award recipient’s tax obligations under any equity award).

5.5. Tier 2 Capital. If all or any portion of the Subordinated Notes ceases to be deemed to be Tier 2 Capital under the risk-based capital rules of the Federal Reserve as in effect as of the date of this Agreement, other than due to the limitation imposed on the capital treatment of subordinated debt during the five (5) years immediately preceding the Maturity Date of the Subordinated Notes, Company will immediately notify the Noteholders, and thereafter Company and the Noteholders will work together in good faith to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by the Subordinated Notes to qualify as Tier 2 Capital.

5.6. Absence of Control. It is the intent of the parties to this Agreement that in no event shall the Noteholders, by reason of any of the transaction documents, be deemed to control, directly or indirectly, Company or Company Subsidiary, and the Noteholders shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of Company or Company Subsidiary.

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6.            REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE NOTEHOLDERS.

Each Noteholder hereby represents and warrants to Company, severally and not jointly, as follows:

6.1. Legal Power and Authority. It has all necessary power and authority to execute, deliver and perform its obligations under this Agreement and, assuming that the representations of Company contained in this Agreement are true and correct, to consummate the transactions contemplated hereby. If it is an entity, it is an entity validly existing under the laws of its jurisdiction of organization.

6.2. The Agreement. This Agreement has been duly and validly authorized, executed and delivered by it and, assuming due authorization, execution and delivery by the other parties thereto, is the legal, valid and binding obligation of such Noteholder, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in law or in equity).

6.3. No Conflicts. Neither the execution, delivery or performance of this Agreement nor the consummation of any of the transactions contemplated hereby will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under (i) its organizational documents, (ii) the terms, obligations, covenants, conditions or provisions of any agreement to which it is party, (iii) any law applicable to it, or (iv) any order, writ, judgment, injunction, decree, determination or award binding upon or affecting it; except, in the case of items (ii), (iii) or (iv), for such violations and conflicts that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on the Noteholder.

6.4. Institutional Accredited Investor. It is and will be on the Closing Date (i) an institutional “accredited investor” as such term is defined in Rule 501(a) of Regulation D and as contemplated by subsections (1), (2), (3), (7) and (9) of Rule 501(a) of Regulation D or (ii) or a “qualified institutional buyer” as such term is defined in Rule 144A under the Securities Act.

6.5. Purchase for Own Account. It is purchasing the Subordinated Note(s) for its own account, for investment or as a loan transaction in its normal course of business, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto.

6.6. Financial and Business Sophistication. It has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Subordinated Notes. It has relied solely upon its own knowledge of and/or the advice of its own legal, tax, financial, investment, accounting or other advisors with regard to the legal, financial, tax and other considerations involved in deciding to invest in, or lend money as evidenced by, the Subordinated Notes.

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6.7. Private Placement; No Registration of Securities. It understands and acknowledges that the Subordinated Notes are being sold by Company without registration under the Securities Act in reliance on the exemption from federal and state registration set forth in, respectively, Rule 506(b) of Regulation D promulgated under Section 4(a)(2) of the Securities Act and Section 18 of the Securities Act, or any state securities laws, and accordingly, may be resold, pledged or otherwise transferred only if exemptions from the Securities Act and applicable state securities laws are available to it. It further understands and acknowledges that Company will not be obligated in the future to register the Subordinated Notes under the Securities Act, the Exchange Act, or under any state securities laws. It further acknowledges and agrees that all certificates or other instruments representing the Subordinated Notes will bear the restrictive legend set forth in the form of Subordinated Note, which is attached as Exhibit A to this Agreement. Company has not made nor is Company making any representation, warranty or covenant, express or implied, as to any applicable state securities laws for the resale, pledge or other transfer of the Subordinated Notes, or that the Subordinated Note(s) purchased by the Noteholder will ever be able to be lawfully resold, pledged or otherwise transferred.

6.8. Ability to Bear Economic Risk of Investment/Loan. It recognizes that an investment in, or a loan made pursuant to the purchase of, the Subordinated Notes involves substantial risk. It has the ability to bear the economic risk of the prospective investment in, or loan made pursuant to the purchase of, the Subordinated Notes, including the ability to hold the Subordinated Notes indefinitely, and further including the ability to bear a complete loss of all of its investment or loan.

6.9. No Offering Memorandum. It acknowledges that: (i) it is not being provided with the disclosures that would be required if the offer and sale of the Subordinated Notes were registered under the Securities Act, nor is it being provided with any offering memorandum, offering circular or prospectus prepared in connection with the offer and sale of the Subordinated Notes; (ii) it has conducted its own examination of Company, the Subsidiaries of Company and the terms of the Subordinated Notes to the extent it deems necessary to make its decision to purchase the Subordinated Notes; and (iii) it has availed itself of public access to financial and other information concerning Company and its Subsidiaries to the extent it deems necessary to make its decision to purchase the Subordinated Notes.

6.10. Information. It acknowledges that it and its advisors have been furnished with all materials relating to the business, finances and operations of Company and its Subsidiaries that have been requested by it or its advisors and have been given the opportunity to ask questions of, and to receive answers from, persons acting on behalf of Company concerning terms and conditions of the transactions contemplated by this Agreement in order to make an informed and voluntary decision to enter into this Agreement.

6.11. Investment/Lending Decision. It has made its own investment/lending decision based upon its own judgment, due diligence and advice from such advisors as it has deemed necessary and not upon any view expressed by any other person or entity. Neither such inquiries nor any other due diligence investigations conducted by it or its advisors or representatives, if any, shall modify, amend or affect its right to rely on Company’s representations and warranties contained herein. It is not relying upon, and has not relied upon, any advice, statement, representation or warranty made by any Person by or on behalf of Company, except for the express statements, representations and warranties of Company made or contained in this Agreement. Furthermore, it acknowledges that nothing in this Agreement or any other materials presented by or on behalf of Company to it in connection with the purchase of the Subordinated Notes constitutes legal, tax or investment advice.

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6.12. Placement Agent. It will purchase the Subordinated Note(s) directly from Company and not from the Placement Agent and understands that neither the Placement Agent nor any other broker or dealer has any obligation to make a market in the Subordinated Notes.

6.13. Accuracy of Representations. It understands that Company will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements in connection with the transactions contemplated by this Agreement.

6.14. No Government Consent. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained by the Noteholder that have not been obtained, and no registrations or declarations are required to be filed by Noteholder that have not been filed in connection with, or, contemplation of the execution and delivery of, and performance under this Agreement.

6.15. Pending Litigation. There are no material actions, suits, proceedings or written agreements pending, or, to Noteholder’s knowledge, threatened or proposed, against the Noteholder at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, or other administrative agency, domestic or foreign, that, either separately or in the aggregate, would reasonably be expected to prevent the Noteholder from purchasing the Subordinated Notes and making the Disbursement of the Subordinated Note Amount on the Closing Date.

7.            MISCELLANEOUS.

7.1. Prohibition on Assignment. Company may not assign, transfer or delegate any of its rights under this Agreement or the Subordinated Notes without the prior written consent of the Noteholders.

7.2. Waiver or Amendment. No waiver or amendment of any term, provision, condition, covenant or agreement contained in this Agreement or the Subordinated Notes shall be effective except with the consent of the holders of more than 50% in aggregate principal amount (excluding any Subordinated Notes held by Company or any of parent corporations or subsidiaries) of the Subordinated Notes at the time outstanding; provided, however, that any amendment to this Section 7.2 and any amendment that would decrease the rate of interest applicable to the Subordinated Notes, change the Maturity Date or the date of any interest payment due on the Subordinated Notes, change the priority of the Subordinated Notes as to the right to payment, or change the currency in which the principal of and interest on the Subordinated Notes is to be paid shall only be effective with the consent of the holders of all of the Subordinated Notes then outstanding. No failure to exercise or delay in exercising, by a Noteholder, of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right or remedy provided by law. The rights and remedies provided in this Agreement are cumulative and not exclusive of any right or remedy provided by law or equity. No notice or demand on Company in any case shall, in itself, entitle Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Noteholder to any other or further action in any circumstances without notice or demand. No consent or waiver, expressed or implied, by Noteholder to or of any breach or default by Company in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other obligations of Company hereunder. Failure on the part of Noteholder to complain of any acts or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by Noteholder of its rights hereunder or impair any rights, powers or remedies on account of any breach or default by Company.

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7.3. Severability. Any provision of this Agreement which is unenforceable or invalid or contrary to law, or the inclusion of which would adversely affect the validity, legality or enforcement of this Agreement, shall be of no effect and, in such case, all the remaining terms and provisions of this Agreement shall subsist and be fully effective according to the tenor of this Agreement the same as though any such invalid portion had never been included herein. Notwithstanding any of the foregoing to the contrary, if any provisions of this Agreement or the application thereof are held invalid or unenforceable only as to particular persons or situations, the remainder of this Agreement, and the application of such provision to persons or situations other than those to which it shall have been held invalid or unenforceable, shall not be affected thereby, but shall continue valid and enforceable to the fullest extent permitted by law.

7.4. Usury; Revival of Liabilities. All agreements between Company and the Noteholders (including, without limitation, this Agreement and the Subordinated Notes) are expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid to the Noteholders exceed the highest lawful rate of interest permissible under the laws of the Commonwealth of Pennsylvania. If the Noteholders shall ever receive as interest an amount which would be deemed unlawful, such interest shall be applied to the payment of the principal of the Subordinated Note (whether or not then due and payable) and not to the payment of interest. To the extent that the Noteholders receive any payment on account of Company’s Liabilities and any such payment(s) and/or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other Person under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment(s) or proceeds received, Company’s Liabilities or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment(s) and/or proceeds had not been received by the Noteholders and applied on account of Company’s Liabilities; provided, however, if the Noteholders successfully contest any such invalidation, declaration, set aside, subordination or other order to pay any such payment and/or proceeds to any third party, the revived Company’s Liabilities shall be deemed satisfied.

7.5. Notices. Any notice which any party hereto may be required or may desire to give hereunder shall be deemed to have been given if in writing and if delivered personally, or if mailed, postage prepaid, by United States registered or certified mail, return receipt requested, or if delivered by a nationally recognized commercial courier (such as Federal Express), addressed:

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If to Company:	ACNB Corporation 16 Lincoln Square Gettysburg, PA 17325 Attention: David W. Cathell, Chief Financial Officer
With a copy to (which shall not constitute notice):	Bybel Rutledge LLP 1017 Mumma Road, Suite 302 Lemoyne, PA 17043 Attention: Nicholas Bybel, Jr., Esq.
If to the Noteholder:	At the Noteholder’s address as set forth on Schedule I

or to such other address or addresses as the party to be given notice may have furnished in writing to the party seeking or desiring to give notice, as a place for the giving of notice, provided that no change in address shall be effective until seven (7)  Business Days after being given to the other party in the manner provided for above. Any notice given in accordance with the foregoing shall be deemed given when delivered personally or, if mailed, five (5) Business Days after it shall have been deposited in the United States mails as aforesaid or, if sent by overnight courier, the Business Day following the date of delivery to such courier, provided that next business day delivery was requested.

7.6. Successors and Assigns. This Agreement shall inure to the benefit of the parties and their respective successors and assigns except that, unless the Noteholder consents in writing, no assignment made by Company in violation of this Agreement shall be effective or confer any rights on any purported assignee of Company.

7.7. No Joint Venture or Fiduciary Duty. Nothing contained herein or in any document executed pursuant hereto and no action or inaction whatsoever on the part of the Noteholder, shall be deemed to make the Noteholder a partner or joint venturer with Company nor give rise to a fiduciary relationship between the Company and any Noteholder.

7.8. Documentation. All documents and other matters required by any of the provisions of this Agreement to be submitted or furnished to the Noteholder shall be in form and substance satisfactory to the Noteholder.

7.9. Entire Agreement. This Agreement and the Subordinated Notes along with the exhibits thereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified or amended in any manner other than by supplemental written agreement executed by the parties hereto. No party, in entering into this Agreement, has relied upon any representation, warranty, covenant, condition or other term that is not set forth in this Agreement or in the Subordinated Notes.

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7.10. Choice of Law. This Agreement shall be governed by and construed in accordance with applicable federal law of the United States of America and the laws of the Commonwealth of Pennsylvania, without giving effect to its laws or principles of conflict of laws that would result in the application of the laws of another jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of a federal court sitting in Adams County, Pennsylvania or a state court sitting in Gettysburg, Pennsylvania, in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in any such court, and (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court. Each of the parties hereto waives any defense or inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. To the extent permitted by applicable law, any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 7.5. Nothing in this Section 7.10, however, shall affect the right of any party to serve legal process in any other manner permitted by law. Nothing herein shall be deemed to limit any rights, powers or privileges which Noteholder may have pursuant to any law of the United States of America or any rule, regulation or order of any department or agency thereof, and nothing herein shall be deemed to make unlawful any transaction or conduct by the Noteholder which is lawful pursuant to, or which is permitted by, any of the foregoing.

7.11. No Third Party Beneficiary. This Agreement is made for the sole benefit of Company and each Noteholder, and no other person shall be deemed to have any privity of contract hereunder nor any right to rely hereon to any extent or for any purpose whatsoever, nor shall any other person have any right of action of any kind hereon or be deemed to be a third party beneficiary hereunder.

7.12. Legal Tender of United States. All payments hereunder shall be made in coin or currency which at the time of payment is legal tender in the United States of America for public and private debts.

7.13. Captions; Counterparts. Captions contained in this Agreement in no way define, limit or extend the scope or intent of their respective provisions. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

7.14. Knowledge; Discretion. All references herein to the Noteholder’s or Company’s knowledge shall be deemed to mean the knowledge of such party based on commercially reasonable inquiry. All references herein to Company’s knowledge shall be deemed to refer to the knowledge of Company and each Subsidiary of Company. Unless specified to the contrary herein, all references herein to an exercise of discretion or judgment by the Noteholder, to the making of a determination or designation by the Noteholder, to the application of the Noteholder’s discretion or opinion, to the granting or withholding of the Noteholder’s consent or approval, to the consideration of whether a matter or thing is satisfactory or acceptable to the Noteholder, or otherwise involving the decision making of the Noteholder, shall be deemed to mean that such the Noteholder shall decide using the reasonable discretion or judgment of a prudent lender.

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7.15. Waiver Of Right To Jury Trial. TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, COMPANY AND THE NOTEHOLDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THAT EACH MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS AGREEMENT OR THE SUBORDINATED NOTES, OR ANY OTHER STATEMENTS OR ACTIONS OF COMPANY OR THE NOTEHOLDER. COMPANY AND NOTEHOLDER ACKNOWLEDGE THAT EACH HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL. COMPANY AND NOTEHOLDER FURTHER ACKNOWLEDGE THAT (a) EACH HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (b) THIS WAIVER HAS BEEN REVIEWED BY COMPANY AND NOTEHOLDER AND THEIR RESPECTIVE COUNSEL AND IS A MATERIAL INDUCEMENT FOR COMPANY AND NOTEHOLDER TO ENTER INTO THIS AGREEMENT TO PURCHASE THE SUBORDINATED NOTES AND (c) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF SUCH TRANSACTION DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

7.16. Expenses. Except as otherwise provided in this Agreement, each of the parties will bear and pay all other costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement.

7.17. Survival. Each of the representations and warranties set forth in this Agreement shall survive the consummation of the transactions contemplated hereby for a period of one year after the date hereof. Except as otherwise provided herein, all covenants and agreements contained herein shall survive until, by their respective terms, they are no longer operative.

7.18. Time of the Essence. Time is of the essence with respect to this Agreement.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Subordinated Note Purchase Agreement to be executed by their duly authorized representatives as of the date first above written.

COMPANY:

ACNB Corporation

By:
Name: David W, Cathell
Title: Chief Financial Officer

[Company Signature Page to Note Purchase Agreement]

NOTEHOLDER:

By:
Name:
Title:

[Noteholder Signature Page to Note Purchase Agreement]

Schedule I

Schedule of Noteholders

Name and Address	Principal Amount Purchased		Wire Instructions for Interest Payments
[Name] [______________] [______________]	$	[_____________]
[Name] [______________] [______________]	$	[_____________]
Total	$	[________________]

EXHIBIT A

Form of Subordinated Note

FORM OF SUBORDINATED NOTE

ACNB CORPORATION

4.00% FIXED-TO-FLOATING RATE SUBORDINATED NOTE

DUE March 31, 2031

THIS OBLIGATION IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE “FDIC”) OR ANY OTHER GOVERNMENT AGENCY OR FUND.

THIS OBLIGATION IS SUBORDINATED AND JUNIOR IN RIGHT OF PAYMENT TO THE OBLIGATIONS OF ACNB CORPORATION (“COMPANY”) TO ITS GENERAL AND SECURED CREDITORS AND IS UNSECURED. IT IS INELIGIBLE AS COLLATERAL FOR ANY EXTENSION OF CREDIT BY COMPANY OR ANY OF ITS SUBSIDIARIES (“SUBSIDIARIES”).

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS NOTE IS ISSUED SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A SUBORDINATED NOTE PURCHASE AGREEMENT, DATED AS OF MARCH 30, 2021, BETWEEN COMPANY AND THE NOTEHOLDERS REFERRED TO THEREIN (THE “AGREEMENT”), A COPY OF WHICH IS ON FILE WITH COMPANY. THE NOTE REPRESENTED BY THIS INSTRUMENT MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH THE AGREEMENT WILL BE VOID.

THIS NOTE WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $500,000 AND MULTIPLES OF $10,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF THIS NOTE IN A DENOMINATION OF LESS THAN $500,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF THIS NOTE FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF PAYMENTS ON THIS NOTE, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN THIS NOTE.

CERTAIN ERISA CONSIDERATIONS:

THE HOLDER OF THIS NOTE, OR ANY INTEREST HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH A “PLAN”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY WITHIN THE MEANING OF THE REGULATIONS OF 29 C.F.R. SECTION 2510.3-101 AS MODIFIED BY SECTION 3(42) OF ERISA, AND NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN MAY ACQUIRE OR HOLD THIS NOTE OR ANY INTEREST HEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS NOTE, OR ANY INTEREST HEREIN, ARE NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE AND HOLDING. ANY PURCHASER OR HOLDER OF THIS NOTE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN TO WHICH TITLE I OF ERISA OR SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE “PLAN ASSETS” OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE, OR (ii) SUCH PURCHASE OR HOLDING WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH FULL EXEMPTIVE RELIEF IS NOT AVAILABLE UNDER APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

ANY FIDUCIARY OF ANY PLAN WHO IS CONSIDERING THE ACQUISITION OF ANY SUBORDINATED NOTE SHOULD CONSULT WITH HIS OR HER LEGAL COUNSEL PRIOR TO ACQUIRING SUCH SUBORDINATED NOTE.

THIS SUBORDINATED NOTE IS NOT A DEPOSIT AND IT IS NOT INSURED
BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY OR FUND.

Certificate Number:

$	March 30, 2021

CUSIP (Accredited Investors)

CUSIP (QIB)

ACNB CORPORATION

4.00% FIXED-TO-FLOATING RATE SUBORDINATED NOTE DUE March 31, 2031

1. Subordinated Notes. This Subordinated Note is one of a duly authorized issue of unsecured, subordinated notes of ACNB Corporation, a Pennsylvania corporation (the “Company”), designated as the “4.00% Fixed to Floating Rate Note Due March 31, 2031” (the “Subordinated Notes”) issued pursuant to that Subordinated Note Purchase Agreement, dated as of the Issue Date (as defined herein), between the Company and the several purchasers of the Subordinated Notes identified on the signature pages thereto (the “Agreement”), and initially limited in the aggregate principal amount to $15,000,000.00, but subject to being increased as provided in Sections 17 and 21 below. The “Issue Date” of the Subordinated Notes is March 30, 2021.

2. Payment. The Company, for value received, promises to pay to _______________, or its registered assigns, the principal sum of [·] Dollars ($[·]), plus accrued but unpaid interest on March 31, 2031 (“Maturity Date”) and to pay interest thereon (i) from and including the Issue Date of the Subordinated Notes to but excluding March 31, 2026 or the earlier redemption date contemplated by Section 7 of this Subordinated Note, at the rate of 4.00% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months and payable semiannually in arrears on June 30 and December 30 of each year (each, a “Fixed Interest Payment Date”), beginning June 30, 2021 and (ii) from and including March 31, 2026, to but excluding the Maturity Date or the earlier redemption date contemplated by Section 7 of this Subordinated Note, at the rate per annum (rounded to two decimal places when expressed as a percentage), reset quarterly, equal to the sum of (A) a base rate equal to the then current 90-Day Average SOFR, determined on the Interest Determination Date (as defined below) of the applicable interest period and (B) 329 basis points, computed on the basis of a 360-day year and the actual number of days elapsed and payable quarterly in arrears on March 30, June 30, September 30 and December 30 of each year (each, a “Floating Interest Payment Date”).

(a)  An “Interest Payment Date” is either a Fixed Interest Payment Date or a Floating Interest Payment Date, as applicable.

(b)  “90-Day Average SOFR” means the most recent 90-Day Average Secured Oversight Financing Rate for U.S. dollar denominated loans and derivatives as published by the Federal Reserve Bank of New York at the Federal Reserve Bank of New York's Website (as defined below) after 3:00 pm Eastern Time on the publication date most recently prior to the first day of the applicable floating rate interest period (the “Interest Determination Date”).

(i)            If the Company (or the calculation agent, if one has been appointed by the Company) reasonably determines in good faith on the relevant Interest Determination Date that the 90-Day Average SOFR has been discontinued or is no longer being published by the Federal Reserve Bank of New York, then the Company (or the calculation agent, if one has been appointed by the Company) will either (i) use a substitute or successor base rate that it has determined, in its sole, reasonable discretion, is most comparable to the 90-Day Average SOFR or (ii) use the 90-Day Average SOFR as published by an industry standard source. Notwithstanding the foregoing, if the Company (or the calculation agent, if one has been appointed by the Company) reasonably determines in good faith that there is an industry-accepted substitute or successor base rate, then the Company (or the calculation agent, if one has been appointed by the Company) shall use such substitute or successor base rate (such rate, the “Alternative Rate”);

(ii)           If the Company (or the calculation agent, if one has been appointed by the Company) has determined to utilize a substitute or successor base rate in accordance with the foregoing, the Company (or the calculation agent, if one has been appointed by the Company) in its sole, reasonable discretion may determine what business day convention to use, the definition of business day, the Interest Determination Date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the 90-Day Average SOFR base rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate;

(iii)          The Company (or the calculation agent, if one has been appointed by the Company) shall provide each Noteholder (as defined herein) with notice of its determination of an Alternative Rate promptly after such determination. Notwithstanding anything herein to the contrary, if the Company has appointed a calculation agent for the Subordinated Notes, absent manifest error, the calculation agent's determination of the Alternative Rate shall be binding and conclusive on the Noteholders and the Company. If the Company has determined the Alternative Rate, and if, within five (5) Business Days (as defined herein) after providing such notice, the Company is notified in writing by the Noteholders of at least a majority in principal amount of the outstanding Subordinated Notes that such Noteholders reasonably believe that the determination of such Alternative Rate is not consistent with this Section 2, then the Company shall appoint a calculation agent for the Subordinated Notes who shall determine the Alternative Rate and the calculation agent's determination of the Alternative Rate shall be binding and conclusive on the Noteholders and the Company;

(iv)          Notwithstanding the foregoing, in the event that the 90-Day Average SOFR or Alternative Rate, as determined in accordance with this Section 2, is less than zero, the 90-Day Average SOFR or Alternative Rate for such interest period shall be deemed to be zero;

(v)           By issuing this Subordinated Note, the Company agrees, and the holder of this Subordinated Note, by its acceptance of this Subordinated Note, acknowledges that the use of the 90-Day Average SOFR is subject to Terms of Use, as published by the Federal Reserve Bank of New York, and such Terms of Use may be adopted and modified by the Federal Reserve Bank of New York and posted at the Federal Reserve Bank of New York's Website from time to time; and

(vi)          “Federal Reserve Bank of New York's Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

(c)  The Company shall have the right, but not the obligation, except as expressly provided above, to appoint, in its sole discretion, from time to time, an independent calculation agent for the Subordinated Notes. The independent calculation agent shall be a member firm of the Financial Industry Regulatory Authority, Inc. or a successor self-regulatory organization or a bank (as defined in parts (A) through (C) of Section 3(a)(6) of the Securities Exchange Act of 1934, as amended), in each case having total equity capital of not less than $50 million and authorized by law to perform all the duties provided for it by this Section 2. If the Company appoints a calculation agent, the Company shall promptly provide notice to the Noteholders of such appointment.

Any payment of principal of or interest on this Subordinated Note that would otherwise become due and payable on a day which is not a Business Day shall become due and payable on the next succeeding Business Day, with the same force and effect as if made on the date for payment of such principal or interest, and no interest will accrue in respect of such payment for the period after such day. The term “Business Day” means any day that is not a Saturday or Sunday and that is not a day on which banks in the Commonwealth of Pennsylvania are generally authorized or required by law or executive order to be closed.

3. Subordination. The indebtedness of Company evidenced by the Subordinated Notes, including the principal and interest on this Note, shall be subordinate and junior in right of payment to the prior payment in full of all existing claims of creditors, whether now outstanding or subsequently created, assumed or incurred (collectively, “Senior Indebtedness”), which shall consist of principal of (and premium, if any) and interests, if any, on: (a) all indebtedness of Company for borrowed money, whether or not evidenced by bonds, debentures, securities, notes or other written instruments; (b) any deferred obligations of Company for the payment of the purchase price of property, goods, materials, assets or services purchased or acquired by Company and accrued liabilities arising in the ordinary course of business; (c) all obligations, contingent or otherwise, of Company in respect of any letters of credit, bankers’ acceptances, security purchase facilities and similar credit transactions; (d) any capital lease obligations of Company; (e) all obligations of Company in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contacts, commodity contracts and other similar arrangements; (f) any obligation of Company to its depositors or general creditors, as defined for purposes of the capital adequacy regulations of the Board of Governors of the Federal Reserve System applicable to Company, as the same may be amended or modified from time to time (the “Capital Adequacy Regulations”); (g) all obligations of the type referred to in clauses (a) through (f) of other persons for the payment of which Company is responsible or liable as obligor, guarantor or otherwise; and (h) all obligations of the types referred to in clauses (a) through (g) of other persons secured by a lien on any property or asset of Company; except “Senior Indebtedness” does not include (i) the Subordinated Notes, (ii) any obligation that, by its terms, is on parity with the Subordinated Notes, (iii) any indebtedness between Company and any of its Subsidiaries or Affiliates or (iv) the Junior Subordinated Indebtedness (as defined below). This Subordinated Note is not secured by any assets of the Company or any other Person (as such term is defined in the Purchase Agreement) or Affiliate of such Person.

In the event of any insolvency, dissolution, assignment for the benefit of creditors, reorganization, restructuring of debt, marshaling of assets and liabilities or similar proceedings or any liquidation or winding up of or relating to Company, whether voluntary or involuntary, holders of Senior Indebtedness shall be entitled to be paid in full before any payment shall be made on account of the principal of or interest on the Subordinated Notes, including this Subordinated Note. In the event of any such proceeding, liquidation or winding up after payment in full of all sums owing with respect to the Senior Indebtedness, the registered holders of the Subordinated Notes from time to time (collectively, the “Noteholders”), together with the holders of any obligations of Company ranking on a parity with the Subordinated Notes, shall be entitled to be paid from the remaining assets of Company the unpaid principal thereof and the unpaid interest thereon before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any present or future obligations of Company ranking junior to the Subordinated Notes (collectively, “Junior Subordinated Indebtedness”), which includes any obligation that, by its terms, is subordinated to the Subordinated Notes.

If there shall have occurred and be continuing (a) a default, beyond any applicable grace period, in any payment with respect to any Senior Indebtedness or (b) an event of default, beyond any applicable grace period, with respect to any Senior Indebtedness as a result of which the maturity thereof is accelerated, unless and until such payment default or event of default shall have been cured or waived or shall have ceased to exist, no payment of principal or interest shall be made by Company with respect to this Subordinated Note. Company shall provide prompt written notice to the Noteholder upon the occurrence of events described in clauses (a) and (b) of the proceeding sentence. The provisions of this paragraph shall not apply to any payment with respect to which the immediately preceding paragraph of this Section 3 would be applicable.

Nothing herein shall act to prohibit, limit or impede Company from issuing additional debt of Company having the same rank as the Subordinated Notes or which may be junior or senior in rank to the Subordinated Notes.

4. Merger and Sale of Assets. Company shall not consolidate or merge into another entity or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless:

(a)  the continuing entity which results from such consolidation or merger, if not Company, or the person which acquires by conveyance or transfer or which leases the properties and assets of Company substantially as an entirety shall be a corporation, association or other legal entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes the due and punctual payment of the principal of and any premium and interest on the Subordinated Notes according to their terms, and the due and punctual performance of all covenants and conditions hereof on the part of Company to be performed or observed; provided, however, that no further express assumption is needed by any successor by merger to the Company to the extent such legal successor assumes the Company’s obligations hereunder by operation of law; and

(b)  immediately after giving effect to such transaction, no Event of Default (as defined below), and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

For purposes of the foregoing, any sale, assignment, transfer, lease, or other conveyance of all or any of the properties and assets of one or more Subsidiaries that, if such properties and assets were directly owned by the Company, would constitute all or substantially all of the Company’s properties and assets, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

5. Events of Default; Acceleration. If any of the following events shall occur and be continuing (each an “Event of Default”):

(a)  Company or any major subsidiary depository institution (as defined for purposes of the Capital Adequacy Regulations, a “Major Subsidiary Depository Institution”) of Company shall commence a voluntary case under any applicable bankruptcy, insolvency, liquidation, reorganization or other similar law now or hereafter in effect, or Company shall consent to the appointment of a receiver, liquidator, trustee or other similar official in any liquidation, insolvency or similar proceeding with respect to Company or all or substantially all of its property, or shall make an assignment for the benefit of creditors; or

(b)  a court or other governmental agency or body having jurisdiction shall enter a decree or order for the appointment of a receiver, liquidator, trustee or other similar official in any liquidation, insolvency or similar proceeding with respect to Company or a Major Subsidiary Depository Institution of Company or all or substantially all of the property of Company or a Major Subsidiary Depository Institution of Company, or for the winding up of the affairs or business of Company or a Major Subsidiary Depository Institution, and such decree or order shall have remained in force for sixty (60) calendar days; or

(c)  Company is notified that it is considered an institution in “troubled condition” within the meaning of 12 U.S.C. Section 1831i and the regulations promulgated thereunder; or

(d)  Company (i) becomes insolvent or is unable to pay its debts as they mature, or (ii) admits in writing its inability to pay its debts as they mature; or

(e)  Company materially breaches any of the representations, warranties or covenants made by it in the Agreement; or

(f)  Company fails to make any required payment of principal or interest hereunder when due and payable (and, in the case of payment of interest, such failure to pay shall have continued for thirty (30) calendar days);

then, in the case of an Event of Default described in the foregoing clauses (a) or (b), unless the principal of this Subordinated Note already shall have become due and payable, the Noteholder, by notice in writing to Company, may declare the principal amount of this Subordinated Note to be due and payable immediately and, upon any such declaration, the same shall become and shall be immediately due and payable. Company waives demand, presentment for payment, notice of nonpayment, notice of protest, and all other notices.

Company, within ninety (90) calendar days after the receipt of written notice from the Noteholder or any other holder of the Subordinated Notes of the occurrence of an Event of Default with respect to this Subordinated Note, shall mail to all the Noteholders, at their addresses shown on the Security Register (as defined in Section 10 below), such written notice of Event of Default, unless such Event of Default shall have been cured or waived before the giving of such notice, as certified by Company in writing.

6. Failure to Make Payment. In the event of the occurrence of an Event of Default described in Section 5(f), Company will, upon demand of the Noteholder, pay to the Noteholder the whole amount then due and payable on this Subordinated Note for principal and interest (without acceleration), with interest on the overdue principal and interest at the rate borne by this Subordinated Note, to the extent permitted by applicable law. If Company fails to pay such amount upon such demand, the Noteholder may, among other things, institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against Company and collect the amounts adjudged or decreed to be payable in the manner provided by law out of the property of Company.

Upon the occurrence of a failure by the Company to make any required payment of principal or interest on this Subordinated Note or an Event of Default, until such failure or Event of Default is cured by the Company or waived by the Noteholders in accordance with Section 16 hereof, the Company shall not (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Company’s capital stock, (b) make any payment of principal or interest or premium, if any, on or repay, repurchase or redeem any debt securities of Company that rank equal with or junior to the Subordinated Notes, or (c) make any payments under any guarantee that ranks equal with or junior to the Subordinated Notes, other than (i) any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of Company’s common stock, (ii) any declaration of a noncash dividend in connection with the implementation of a stockholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (iii) as a result of a reclassification of Company’s capital stock or the exchange or conversion of one class or series of Company’s capital stock for another class or series of Company’s capital stock, (iv) the purchase of fractional interests in shares of Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, or (v) purchases of any class of Company’s common stock related to the issuance of common stock or rights under any benefit plans for Company’s directors, officers or employees or any of Company’s dividend reinvestment and stock purchase plans (including, without limitation, any repurchases or acquisitions in connection with the forfeiture of any stock award, cashless or net exercise of any option, or acceptance of Common Shares in lieu of an award recipient’s tax obligations under any equity award).

7. Redemption; Prepayment; Capital Treatment Event Redemption. The Subordinated Note is not subject to redemption at the option of the Noteholder. The Company, however, in its discretion, may redeem or prepay any or all of the Subordinated Notes, including this Subordinated Note, in whole or in part, without premium or penalty, at any time on or after March 31, 2026, and prior to the Maturity Date, but in all cases in a principal amount with integral multiples of $10,000, on any Interest Payment Date at a price of 100% of the principal amount of this Subordinated Note to be redeemed or prepaid on such date, plus interest accrued and unpaid to the date of redemption or prepayment. If less than the entire amount of the Subordinated Note is to be redeemed or prepaid, the notice of redemption or prepayment shall state the portion of the principal amount to be redeemed or prepaid and shall state that on and after the date fixed for redemption or prepayment, upon surrender of such Subordinated Note, a new Subordinated Note, having the same terms and conditions of the Subordinated Note, in principal amount equal to the unpaid portion thereof will be issued.

In addition, if all or any portion of the Subordinated Notes cease to be deemed to be Tier 2 Capital, including due to a change in applicable capital regulations (a “Capital Treatment Event”), the Company shall promptly notify the Noteholders thereof, and thereafter the Company and the Noteholders shall work together in good faith to execute and deliver all agreements as reasonably necessary in order to restructure, as agreed to by the Company and the Noteholders, the applicable portions of the obligations evidenced by the Subordinated Notes to qualify as Tier 2 Capital; provided, however, that nothing contained in this section shall limit the Company’s right to redeem the Subordinated Notes upon the occurrence of a Capital Treatment Event. In the event of a Capital Treatment Event, Company shall have the right to redeem, on any Interest Payment Date, all or such portion of the Subordinated Notes at a price of 100% of the principal amount of the Subordinated Notes to be redeemed, plus accrued but unpaid interest to the date of redemption.

Furthermore, the Company shall have the right, at any time, to redeem the Subordinated Notes at a price of 100% of the principal amount of the Subordinated Notes to be redeemed, plus accrued but unpaid interest to the date of redemption upon the occurrence of a Tax Event or an Investment Company Event. A “Tax Event” means the receipt by the Company of an opinion of counsel to the Company that as a result of any amendment to, or change (including any final and adopted (or enacted) prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, there exists a material risk that interest payable by the Company on the Subordinated Notes is not, or within one hundred twenty (120) days after the receipt of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes. An “Investment Company Event” means the receipt by the Company of an opinion of counsel to the Company to the effect that there is a material risk that the Company is or, within one hundred twenty (120) days after the receipt of such opinion will be, required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

In the case of any redemption or prepayment of this Subordinated Note, Company will give the holders of the Subordinated Notes to be redeemed or prepaid notice not less than thirty (30) nor more than forty-five (45) calendar days prior to the redemption or prepayment date as to the aggregate principal amount to be redeemed or prepaid. In a case where Company is making a redemption or prepayment with respect to the Subordinated Notes in an amount less than the aggregate amount of principal of the Subordinated Notes then outstanding, Company shall effect such partial redemption on a pro rata basis; provided that in no case shall any Subordinated Notes held by any parent company or Subsidiary of Company be deemed to be outstanding.

Any such redemption or prepayment shall be subject to the prior approval of the Board of Governors of the Federal Reserve System (or its designee) or any successor agency to the extent such approval shall then be required by law, regulation or policy.

8. Repayment; Payment Procedures. Company shall repay the aggregate principal amount of the Subordinated Notes, plus all accrued but unpaid interest thereon, in full on the Maturity Date. Payment of the principal and interest payable on the Maturity Date will be made by check, or by wire transfer in immediately available funds to a bank account in the United States designated by the registered Noteholder of this Subordinated Note if such Noteholder shall have previously provided wire instructions to Company, upon presentation and surrender of this Subordinated Note at the Payment Office (as defined in Section 13 below) or at such other place or places as Company shall designate by notice to the registered Noteholders as the Payment Office, provided that this Subordinated Note is presented to Company in time for Company to make such payments in such funds in accordance with its normal procedures. Payments of interest (other than interest payable on the Maturity Date) shall be made by wire transfer in immediately available funds (if such Noteholder shall have previously provided wire transfer instructions to Company) or check mailed to the registered Noteholder as such person’s address appears on the Security Register (as defined below). Interest payable on any Interest Payment Date shall be payable to the Noteholder in whose name this Subordinated Note is registered at the close of business on the fifteenth (15th) calendar day prior to the applicable Interest Payment Date. To the extent permitted by applicable law, interest shall accrue, at the rate at which interest accrues on the principal of this Subordinated Note, on any amount of principal or interest on this Subordinated Note not paid when due. All payments on this Subordinated Note shall be applied first to accrued interest and then the balance, if any, to principal. Protest, notice of protest, presentment and surrender of this Subordinated Note are hereby waived by Company.

9. Form of Payment. Payments of principal and interest on this Subordinated Note shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

10. Registration of Transfer; Security Register. Except as otherwise provided herein, this Subordinated Note is transferable in whole or in part, and may be exchanged for a like aggregate principal amount of Subordinated Notes of other authorized denominations, by the Noteholder in person, or by its attorney duly authorized in writing, at the Payment Office (as defined in Section 13 below). Company shall maintain a register providing for the registration of the Subordinated Notes and any exchange or transfer thereof (the “Security Register”). Upon surrender or presentation of this Subordinated Note for exchange or registration of transfer, Company shall execute and deliver in exchange therefor a Subordinated Note or Subordinated Notes in substantially the form hereof of like aggregate principal amount, each in a minimum denomination of $100,000 or any amount in excess thereof which is an integral multiple of $10,000 (and, in the absence of an opinion of counsel satisfactory to Company to the contrary, bearing the restrictive legend(s) set forth hereinabove) and that is or are registered in such name or names requested by the Noteholder. Any Subordinated Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed and accompanied by a written instrument of transfer in such form as is attached hereto and incorporated herein, duly executed by the Noteholder or his attorney duly authorized in writing, with such tax identification number or other information for each person in whose name a Subordinated Note is to be issued, and accompanied by evidence of compliance with any restrictive legend(s) appearing on such Subordinated Note or Subordinated Notes as Company may reasonably request to comply with applicable law. No exchange or registration of transfer of this Subordinated Note shall be made during the period on or after the fifteenth (15th) day immediately preceding the Maturity Date. This Subordinated Note is subject to the restrictions on transfer contained in the Agreement, a copy of which is on file with Company.

11. Charges and Transfer Taxes. No service charge (other than any cost of delivery) shall be imposed for any exchange or registration of transfer of this Subordinated Note, but Company may require the payment of a sum sufficient to cover any stamp or other tax or governmental fee or charge that may be imposed in connection therewith (or presentation of evidence that such tax, charge or fee has been paid).

12. Ownership. Prior to due presentment of this Subordinated Note for registration of transfer, Company may treat the Noteholder in whose name this Subordinated Note is registered in the Security Register as the absolute owner of this Subordinated Note for receiving payments of principal and interest on this Subordinated Note and for all other purposes whatsoever, whether or not this Subordinated Note be overdue, and Company shall not be affected by any notice to the contrary.

13. Notices. All notices to Company under this Subordinated Note shall be in writing and addressed to Company at ACNB Corporation, 16 Lincoln Square, Gettysburg, PA 17325, Attention: Chief Financial Officer, or to such other address as Company may notify to the Noteholder (the “Payment Office”). All notices to the Noteholders shall be in writing and sent by first-class mail or recognized commercial overnight courier to each Noteholder at the address as set forth in the Security Register.

14. Denominations. The Subordinated Notes are issuable only as fully registered Subordinated Notes without interest coupons in minimum denominations of $500,000 or any amount in excess thereof which is an integral multiple of $10,000.

15. Absolute and Unconditional Obligation of Company. No provisions of this Subordinated Note shall alter or impair the obligation of Company, which is absolute and unconditional, to pay the principal and interest on this Subordinated Note at the times, places and rate, and in the coin or currency, herein prescribed.

16. Waiver and Consent.

(a)            Any consent or waiver given by the Noteholder of this Subordinated Note shall be conclusive and binding upon such Noteholder and upon all future Noteholders of this Subordinated Note and of any Subordinated Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Subordinated Note. No delay or omission of the holder of this Subordinated Note to exercise any right or remedy accruing upon any Event of Default shall impair such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Each Noteholder, by its acceptance of such Subordinated Note (or beneficial interest therein), shall be deemed to have waived any right of offset against the Company with respect to the indebtedness evidenced thereby.

No waiver or amendment of any term, provision, condition, covenant or agreement in the Subordinated Notes shall be effective except with the consent of the holders of more than fifty percent (50%) in aggregate principal amount (excluding any Subordinated Notes held by the Company or any of its Affiliates) of the Subordinated Notes at the time outstanding; provided, however, that without the consent of each Noteholder of an affected Subordinated Note, no such amendment or waiver may: (i) reduce the principal amount of any Subordinated Note; (ii) reduce the rate of or change the time for payment of interest on any Subordinated Note; (iii) extend the maturity of any Subordinated Note; (iv) change the currency in which payment of the obligations of the Company under the Subordinated Notes are to be made; (v) lower the percentage of aggregate principal amount of outstanding Subordinated Notes required to approve any amendment of the Subordinated Notes; (vi) make any changes to Section 7 (Redemption), Section 5 (Events of Default; Acceleration), Section 6 (Failure to Make Payments), or Section 16 (Waiver and Consent) of the Subordinated Notes that adversely affects the rights of any Noteholder; (vii) disproportionately affect the rights of any of the Noteholders of the then outstanding Subordinated Notes; (viii) permit the Company to declare or pay any cash dividends while an Event of Default is continuing or; modify the terms of subordination of the affected Subordinated Note in a manner adverse to the holder. Notwithstanding the foregoing, the Company may amend or supplement the Subordinated Notes without the consent of the Noteholders to cure any ambiguity, defect or inconsistency or to provide for uncertificated Subordinated Notes in addition to or in place of certificated Subordinated Notes, or to make any change that does not adversely affect the rights of any Noteholder. No failure to exercise or delay in exercising, by any Noteholder of the Subordinated Notes, of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right or remedy provided at law or in equity. The rights and remedies provided in this Subordinated Note are cumulative and not exclusive of any right or remedy provided at law or in equity. No notice or demand on the Company in any case shall, in itself, entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Noteholders to any other or further action in any circumstances without notice or demand. No consent or waiver, express or implied, by Noteholders to or of any breach or default by the Company in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other obligations of the Company hereunder. Failure on the part of the Noteholders to complain of any acts or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by the Noteholders of their rights hereunder or impair any rights, powers or remedies on account of any breach or default by the Company.

17. Further Issues. Company may create and issue additional notes having the same terms and conditions of the Subordinated Notes (except for the issue date, interest rate, issue price, and maturity date) so that such further notes shall be consolidated and form a single series with the Subordinated Notes. Any such issuance will either be registered or issued pursuant to an exemption from registration under the Securities Act.

18. No Sinking Fund; Trust Indenture or Credit Rating; Convertibility. This Subordinated Note is not entitled to the benefit of any sinking fund. This subordinated Note is not being issued pursuant to, or is the subject of, any trust indenture. This Subordinated Note is not subject to any rating by a nationally recognized statistical rating organization. This Subordinated Note is not convertible into or exchangeable for any of the equity securities, other securities or assets of the Company or any Subsidiary.

19. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement contained in this Subordinated Note, or for any claim based thereon or otherwise in respect thereof, will be had against any past, present or future shareholder, employee, officer, or director, as such, of the Company or of any predecessor or successor, either directly or through the Company or any predecessor or successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Subordinated Note by the Noteholder and as part of the consideration for the issuance of this Subordinated Note.

20. Governing Law; Interpretation. This Subordinated Note shall be governed by and construed in accordance with applicable federal law of the United States of America and the laws of the Commonwealth of Pennsylvania, without regard to conflict of laws principles of such state that would result in the application of the laws of another jurisdiction. This Subordinated Note is intended to meet the criteria for qualification of the outstanding principal as Tier 2 Capital under the Capital Adequacy Regulations, and the terms hereof shall be interpreted in a manner to satisfy such intent, subject to the limitation imposed on the capital treatment of subordinated debt during the five (5) years immediately preceding the Maturity Date of the Subordinated Notes.

21. Priority. The Subordinated Notes rank pari passu among themselves and pari passu, in the event of any insolvency proceeding, dissolution, assignment for the benefit of creditors, reorganization, restructuring of debt, marshaling of assets and liabilities or similar proceeding or any liquidation or winding up of Company, with all other present or future unsecured subordinated debt obligations of Company, except any unsecured subordinated debt that may be expressly stated to be senior to or subordinate to the Subordinated Notes. Any Subordinated Notes held by the Company or Subsidiary Company shall not be deemed to be outstanding.

22. Successors and Assigns. This Subordinated Note shall be binding upon the Company and its successors and permitted assigns, and shall inure to the benefit of the Noteholder and its respective successors and permitted assigns. The Noteholder may assign all, or any part of, or any interest in, the Noteholder’s rights and benefits hereunder only to the extent and in the manner permitted in Agreement. To the extent of any such assignment, such assignee shall have the same rights and benefits against the Company and shall agree to be bound by and to comply with the terms and conditions of such Agreement as it would have had if it were the Noteholder hereunder.

23. Purchase and Resale. Subject to any required federal and state regulatory approvals and the provisions of this Subordinated Note, the Company shall have the right to purchase any of the Subordinated Notes at any time in the open market, private transactions or otherwise. If the Company purchases any Subordinated Notes, it may, in its discretion, hold, resell or cancel any of the purchased Subordinated Notes, with the understanding that Subordinated Notes held by the Company will not qualify as Tier 2 Capital.

24. Submission to Jurisdiction. Each Noteholder hereby irrevocably submits to the exclusive jurisdiction of the Court of Common Pleas of Adams County, Pennsylvania and the U.S. District Court for the Middle District of Pennsylvania over any action or proceeding arising out of or relating to this Subordinated Note and the transactions related thereto, regardless of whether a claim sounds in contract, tort, or otherwise and regardless of whether a claim is at law or in equity, and each Noteholder hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such state or federal court. Each Noteholder on behalf of itself and its successors and assigns, hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of Forum Non Conveniens or otherwise. Each Noteholder agrees that a final, non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed and attested and its corporate seal to be hereunto affixed.

ATTEST:	ACNB CORPORATION

By:

Name:	Name:	David W. Cathell
Title:	Title:	Chief Financial Officer

ASSIGNMENT AGREEMENT

To assign this Subordinated Note, fill in the form below:

I or we assign and transfer this Subordinated Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint ___________ agent to transfer this Subordinated Note on the books of Company. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:

(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Subordinated Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The undersigned hereby certifies that it ☐ is / ☐ is not an Affiliate of Company and that, to its knowledge, the proposed transferee ☐ is / ☐ is not an Affiliate of Company.

In connection with any transfer or exchange of any of the Subordinated Notes evidenced by this certificate occurring prior to the date that is one year after the later of the date of original issuance of such Subordinated Notes and the last date, if any, on which such Subordinated Notes were owned by Company or any Affiliate of Company, the undersigned confirms that such Subordinated Notes are being:

CHECK ONE BOX BELOW:

(1)	☐	acquired for the undersigned’s own account, without transfer; or

(2)	☐	transferred to Company; or

(3)	☐	transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)	☐	transferred pursuant to an effective registration statement under the Securities Act; or

(5)	☐	transferred pursuant to and in compliance with Regulation S under the Securities Act; or

(6)	☐	transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3), (7) or (9) under the Securities Act) or an “accredited investor” (as defined in Rule 501(a)(4) under the Securities Act), that has furnished a signed letter containing certain representations and agreements; or

(7)	☐	transferred pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, Company will refuse to register this Subordinated Note in the name of any person other than the registered Noteholder thereof; provided, however, that if box (5), (6) or (7) is checked, Company may require, prior to registering any such transfer of this Subordinated Note, in its sole discretion, such legal opinions, certifications and other information as Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act such as the exemption provided by Rule 144 under the Securities Act.

______________________________________________

Signature

Signature Guarantee:

_______
(Signature must be guaranteed)	Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Exchange Act.

TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Subordinated Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:_________________

EXHIBIT B

Form of Legal Opinion

1.       Each of the Company and the Bank (i) has been incorporated and is validly existing under the laws of its state of incorporation, (ii) has all requisite power and authority to carry on its business and to own, lease and operate its properties and assets as described in the Company’s Reports and (iii) is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of such businesses or the ownership or leasing of such properties requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, reasonably would be expected to have a Material Adverse Effect as such term is defined in the Subordinated Note Purchase Agreement.

2.       The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended. The Bank is duly formed as a commercial bank and trust company under Pennsylvania law.

3.       The Company has all necessary power and authority to execute, deliver and perform its obligations under each Subordinated Note Purchase Agreement and Subordinated Note to which it is a party.

4.       The Subordinated Note Purchase Agreements and the Subordinated Notes have been duly and validly authorized, executed and delivered by the Company and they each constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by (i) bankruptcy, receivership, insolvency, reorganization, moratorium, fraudulent transfer, or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) rules of law governing specific performance, injunctive relief, or other equitable principles or by other general equitable principles (regardless of whether enforceability is considered in a proceeding at law or in equity).

5.       Assuming the accuracy of the representations and warranties of each Purchaser set forth in the Subordinated Note Purchase Agreement and the issuance of the Subordinated Notes in accordance with the terms and conditions of the Subordinated Note Purchase Agreement, the Subordinated Note and the Placement Agency Agreement, the Subordinated Notes to be issued and sold by the Company to Purchasers pursuant to the Subordinated Note Purchase Agreement will be issued in a transaction exempt from the registration requirements of the Securities Act.